UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2025
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Patterson-UTI Energy, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800 Houston, Texas		77064
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 281-765-7100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the definitive proxy statement for the 2025 Annual Meeting of Stockholders filed by Patterson-UTI Energy, Inc. (the “Company”) on April 10, 2025, Leslie A. Beyer was appointed to serve as Assistant Secretary for Land and Minerals Management at the U.S. Department of the Interior, subject to confirmation by the U.S. Senate.

As announced in the press release issued by the Company on September 19, 2025, Ms. Beyer’s appointment was confirmed by the U.S. Senate on September 18, 2025. In connection with her confirmation, Ms. Beyer was required to resign from the Board of Directors of the Company.

On September 18, 2025, Ms. Beyer resigned as a director of the Company, effective immediately. This resignation was not a result of any disagreements between the Company and Ms. Beyer on any matter relating to the Company’s operations, policies or practices.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

September 19, 2025	By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer